UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 14)*

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     Common Stock, par value $.001 per share
                     ---------------------------------------
                         (Title of Class of Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)

                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
           -----------------------------------------------------------
           (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                               SEPTEMBER 14, 1995
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

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3.       SEC Use Only



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4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                  7.      Sole Voting Power
         Shares                             -0-
         Beneficially               8.      Shared Voting Power
         Owned By                           12,242,655
         Each                       9.      Sole Dispositive Power
         Reporting                          -0-
         Person With                10.     Shared Dispositive Power
                                            9,013,845

-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,210,419

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)

         59.5%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                 (a) [X]
                                                                 (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only



-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]

-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                  7.      Sole Voting Power
         Shares                             -0-
         Beneficially               8.      Shared Voting Power
         Owned By                           12,242,655
         Each                       9.      Sole Dispositive Power
         Reporting                          -0-
         Person With                10.     Shared Dispositive Power
                                            9,013,845
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,210,419

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                            [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)

         59.5%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only



-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]

-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

-------------------------------------------------------------------------------
         Number of                  7.     Sole Voting Power
         Shares                            71,584
         Beneficially               8.     Shared Voting Power
         Owned By                          12,255,280
         Each                       9.     Sole Dispositive Power
         Reporting                         71,584
         Person With                10.    Shared Dispositive Power
                                           9,026,470
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,210,419

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                            [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)

         59.5%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.:  59-3197398

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only



-------------------------------------------------------------------------------
4.       Source of Funds*

         WC


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]

-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

-------------------------------------------------------------------------------
         Number of                  7.      Sole Voting Power
         Shares                             -0-
         Beneficially               8.      Shared Voting Power
         Owned By                           12,242,655
         Each                       9.      Sole Dispositive Power
         Reporting                          -0-
         Person With                10.     Shared Dispositive Power
                                            9,013,845
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,210,419

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                              [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)

         59.5%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 14 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July 1993 Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "Amendment No. 1") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "Amendment No. 2") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4") and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ("Amendment No. 6") and as amended by Amendment No. 7 thereto dated February 23, 1994 ("Amendment No. 7") and as amended by Amendment No. 8 thereto dated March 9, 1994 ("Amendment No. 8") and as amended by Amendment No. 9 thereto dated May 10, 1994 ("Amendment No. 9") and as amended by Amendment No. 10 thereto dated July 8, 1994 ("Amendment No. 10") and as amended by Amendment No. 11 thereto dated July 28, 1994 ("Amendment No. 11") and as amended by Amendment No. 12 thereto dated August 10, 1994 ("Amendment No. 12") and as amended by Amendment No. 13 thereto dated December 16, 1994 ("Amendment No. 13") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10, Amendment No. 11, Amendment No. 12, and Amendment No. 13 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1 to Amendment No. 12.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment is filed to disclose the possible change in plans and purposes of the Reporting Persons as a result of the accomplishment of the purposes set forth in the Original Statement.

         Except as specifically modified, amended or supplemented by this Amendment all of the information in the Original Statement is hereby confirmed.

         Item 2 of the Original Statement is hereby amended and supplemented as follows:

Item 2.  Identity And Background

         Each of the Reporting Persons, other than the Joint Venture, expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act. As of the date hereof, the filing of the Original Statement and this Amendment shall not be construed as an admission that Thomas W. Cardy is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the Original Statement and this Amendment.

Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4.  Purpose Of Transaction

         The Joint Venture acquired and since August 1993 has exercised control of a majority voting interest in the Company, through the ownership of Common Stock directly and through proxies granted to the Joint Venture by Venture LW Corporation ("VLW") and Louis Wolfson III ("Wolfson") and by Video Holdings Corporation ("VHC"), Mark Blank, Andrew Blank and Tony Blank (the "Blanks") and Robert Puck ("Puck"). In connection with the acquisition and exercise of such control, the Joint Venture has accomplished the original purposes of its investment in the Company, as set forth in the Original Statement, including changing the Board of Directors and management of the Company.

         In accordance with the reservation by the Joint Venture and the Reporting Persons of the right to change their purposes and plans, the Joint Venture has determined to review and reconsider, on an on-going basis, the Joint Venture's investment in the Company's Common Stock. In connection with such review and reconsideration, the Joint Venture and Reporting Persons may determine to hold such investment indefinitely, to acquire additional shares of Common Stock or proxies with respect thereto, or to dispose of some or all of the Common Stock held by the Joint Venture and the Reporting Persons.

         In connection with the review of its investment in the Company, the Joint Venture has had discussions with representatives of VLW and Wolfson and representatives of VHC, the Blanks and Puck with respect to the Common Stock of each which is subject to (a) in the case of VLW and Wolfson, an Irrevocable Proxy, Right of First Refusal and Tag-Along Agreement, dated as of August 27, 1993 (the "VLW Proxy Agreement"), and (b) in the case of VHC, the Blanks and Puck, an Irrevocable Proxy, Right of First Refusal and Tag-Along Agreement, dated as of August 27, 1993 (the "VHC Proxy Agreement").

         Each of VLW and Wolfson with respect to the Common Stock subject to the VLW Proxy Agreement, and VHC, the Blanks and Puck with respect to the Common Stock subject to the VHC Proxy Agreement, have agreed in principle to engage Communications Equity Associates, Inc. ("CEA"), an affiliate of the Reporting Persons, as the exclusive agent for such persons to negotiate any arrangements with third parties with respect to any of such Common Stock which may be entitled to co-sale rights under such Proxy Agreements in connection with a disposition by the Joint Venture of any shares of Common Stock. Under such engagement, which is subject to the negotiation of a mutually satisfactory fee arrangement, CEA would have no authority to bind such parties as to the disposition of any shares of Common Stock, as each such party would retain full discretion to exercise any rights of co-sale available to it under such Proxy Agreements. The parties intend to document terms of such engagement with letter agreements. The Reporting Persons believe that they are not, together with any of VLW, Wolfson, VHC, the Blanks or Puck, a group within the meaning of Section 13(d)(3) of the Act.

         The Joint Venture has also agreed in principle to engage CEA as its exclusive negotiating agent in connection with any potential transactions with third parties, also subject to the negotiation of a mutually satisfactory fee arrangement. The Joint Venture retains full discretion to accept or reject any proposals or arrangements with third parties.

         As of the date of this Amendment, except as described above, the Reporting Persons have no present plans or proposals which relate to or would result in any of the actions described in Paragraphs (a) through (j) of Item 4 of Schedule 13D.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5.  Interest In Securities Of The Issuer

         As of the date hereof, Cardy may be deemed to be the beneficial owner of 14,236,689 shares of Common Stock with 26,270 shares of Common Stock as to which there is sole power to vote or direct the vote; 12,242,655 shares as to which there is shared power to vote or direct the vote; 26,270 shares as to which there is sole power to dispose or to direct the disposition; and 9,013,845 shares as to which there is shared power to dispose or to direct the disposition.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer

         See Item 4 with respect to the agreements in principle between CEA and each of VLW and Wolfson; VHC, the Blanks and Puck; and the Joint Venture with respect to the engagement of CEA as exclusive negotiating agent for such parties in connection with any disposition of Common Stock held by the Joint Venture and any shares of Common Stock subject to the VLW or VHC Proxy Agreements which may be transferred in connection therewith pursuant to the co-sale rights therein. Such agreements in principle are intended to be reflected in written agreements.

         Except as specifically modified, amended or supplemented by this Amendment No. 14, all of the information in the Original Statement is hereby confirmed.

                                  SCHEDULE 13D


                                   SIGNATURES

         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II, LTD.        CEA INVESTORS, INC., a Florida
a Florida limited partnership             Corporation
By:  CEA Investors, Inc., General
Partner


By: /s/ THOMAS W. CARDY                   By: /s/ THOMAS W. CARDY
   ---------------------------------         -------------------------------
As:     Vice President                    As:     Vice President
   ---------------------------------         -------------------------------
Dated: SEPTEMBER 20, 1995                 Dated: SEPTEMBER 20, 1995
      ------------------------------            ----------------------------

/s/ J. PATRICK MICHAELS, JR.
------------------------------------
J. Patrick Michaels, Jr.
Dated: SEPTEMBER 20, 1995                 STARNET/CEA II PARTNERS
      ------------------------------      By:  CEA Investors Partnership II,
                                          Ltd., a Florida Limited
                                          Partnership, its General Partner

                                          By:  CEA Investors, Inc., General
                                          Partner


                                          By: /s/ THOMAS W. CARDY
                                             -------------------------------
                                          As:     Vice President
                                             -------------------------------
                                          Dated: SEPTEMBER 20, 1995
                                                ----------------------------